                                                                    EXHIBIT 3.20

                            CERTIFICATE OF FORMATION

                                       OF

                             TRW AUTOMOTIVE J.V. LLC

         This Certificate of Formation of TRW Automotive J.V. LLC (the "LLC"),
dated as of January 27, 2003, is being duly executed and filed by Tami Gerardi, as an authorized person, to form a limited liability company under the Delaware
Limited Liability Company Act (6 Del. C. (ss.) 18-101, et seq).

         FIRST: The name of the limited liability company formed hereby is:

                             TRW AUTOMOTIVE J.V. LLC

         SECOND: The address of the registered office of the LLC in the
State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street,
Wilmington, County of New Castle, DE 19801.

             THIRD: The name and address of the registered agent for
service of process on the LLC in the State of Delaware is The Corporation Trust
Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801.

              IN WITNESS WHEREOF, the undersigned has executed this
Certificate of Formation as of the date first above written.

                                       /s/ Tami Gerardi
                                      -----------------------------------
                                      Tami Gerardi, Authorized Person